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EXHIBIT 10.18

PARTIAL LEASE TERMINATION AGREEMENT

    This Partial Lease Termination Agreement is made and entered into as of February 23, 2000, by and between Limar Realty Corp #26, a California corporation ("Landlord") and Preview Systems, Inc., a Delaware Corporation, successor in interest to Preview Software, Inc., a California corporation ("Tenant").

R E C I T A L S

    This Partial Lease Termination Agreement (the "Partial Termination Agreement") is made with reference to and in reliance upon the following facts:

  A.
  Landlord and Tenant are parties to that certain Lease dated September 5, 1997 as subsequently amended by the First Amendment to Lease dated September 19, 1997 and the Second Amendment to Lease dated August 26, 1998 (collectively, the "Lease") pursuant to which Tenant leased from Landlord the Premises located at 1601 S. De Anza Boulevard, Cupertino, California which is comprised of the Original Premises containing approximately 8,399 rentable square feet and the Expansion Premises containing approximately 2,046 rentable square feet (collectively, the "Expanded Premises") as outlined on Exhibit A attached hereto.

  B.
  Landlord and Tenant desire to amend the Lease to provide for a termination of the Lease with respect to only the Original Premises.

    Therefore, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1.
    Lease Termination:

      The Lease will terminate as to the Original Premises on or before 11:59 p.m., March 31, 2000, as specified by Tenant in written notice to Landlord at least ten (10) days prior to the effective date of termination (the "Original Premises Termination Date"), and Landlord and Tenant shall thereafter have no further obligations with respect to the Original Premises except as provided herein. Notwithstanding any provision in this Partial Termination Agreement to the contrary, all terms and conditions of the Lease with respect to the Original Premises shall remain in full force and effect until the Original Premises Termination Date (i.e., without limitation Tenant shall continue to pay timely all of its Base Rent and its proportionate share of Expenses including Real Estate Taxes, HVAC maintenance, Insurance and Common Area charges through the Original Premises Termination Date).

    2.
    Termination Premium

      Upon execution of this Partial Lease Termination Agreement, Tenant shall pay to Landlord a Termination Premium in the amount of the sum of (i) Twenty Four Thousand Nine Hundred Eighty One and 55/100 Dollars ($24,981.55) [8,399 r.s.f./10,445 r.s.f. × $1,859.19 / month × 16.71 months], plus (ii) Fifty Nine and 97/100 Dollars ($59.97) [$1,859.19 per month / 31 days] per day for each day that the Original Premises Termination Date precedes April 1, 2000.

    3.
    Surrender:

      Tenant shall surrender the Original Premises to Landlord on or before the Original Premises Termination Date having fulfilled without limitation all of its obligations pursuant to the Lease, and Tenant shall pay any other amounts owing for Rent or reimbursements accrued through the Original Premises Termination Date.

    4.
    Security Deposit:

      Upon written request by Tenant no earlier than thirty (30) days following the Original Premises Termination Date, Landlord shall return to Tenant the Security Deposit for the

      Original Premises as set forth in 5 of the Lease dated September 5, 1997, provided, however, the additional Security Deposit paid to Landlord pursuant to

      7 of the Second Amendment in the amount of $19,334.00 will continue to be held by Landlord in accordance with the terms of the Lease.

    5.
    Continuing Lease for Expansion Premises:

      All terms and conditions of the Lease shall remain in full force and effect with respect to the Expansion Premises as follows:

      (i)
      Monthly Base Rent. Commencing upon the Original Premises Termination Date, the Monthly Base Rent payable by Tenant to Landlord shall be as follows:
Period (Inclusive)	Monthly Base Rent for Expansion Premises
Original Premises
Termination Date – 9/21/00	$6,577.66
9/22/00 – 8/22/01	$6,837.42

      (ii)
      Amortization of Tenant Improvements. Commencing upon the Original Premises Termination Date, Tenant's payment to Landlord for the cost of additional Tenant Improvements provided by Landlord pursuant to 6 of the Second Amendment shall be reduced from $524.34 per month to $102.66 per month.

      (iii)
      Tenant's Proportionate Share: Commencing on the Original Premises Termination Date, Tenant's proportionate share of Operating Expenses shall be reduced to 2.53% of the Office Building Project.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first written above.

TENANT:	LANDLORD:
Preview Systems, Inc., a Delaware corporation	Limar Realty Corp #26, a California corporation
By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

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PARTIAL LEASE TERMINATION AGREEMENT